NEWS RELEASE

July 16, 1997             Contact: David B. Amy, Chief Financial Officer
Baltimore, MD                      Patrick Talamantes, Dir. of Corporate Finance
                                   Sinclair Broadcast Group, Inc. (410) 467-5005
                                   Reed Nolte, VP-Investor Relations
                                   News Corporation, (212) 852-7092


                  SINCLAIR TO ACQUIRE HERITAGE MEDIA STATIONS

                DEAL TO ADD 6 TV STATIONS AND 24 RADIO STATIONS

     Sinclair Broadcast Group, Inc. today announced that it has entered into an asset purchase agreement to acquire the radio and television stations of Heritage Media Group for $630 million in cash upon the closing of Heritage's merger agreement with The News Corporation Limited, which remains subject to regulatory approval. The acquisition is expected to occur in the first quarter of 1998. The stations and their markets are as follows:

Television Stations:

Market                               Market Rank     Station                          Affiliation
--------------------------------     -----------     ----------------------------     -----------
Oklahoma City, Ok                            43      KOKH-TV (Ch.25)                  FOX
Charleston-Huntington, WV                    56      WCHS-TV (Ch. 8)                  ABC
Mobile, Al-Pensacola, FL                     61      WEAR-TV (Ch. 3)                  ABC
                                                     WFGX-TV (Ch. 35) (LMA)           WB
Burlington, VT-Plattsburgh, NY               91      WPTZ-TV (Ch. 5)                  NBC
                                                     WNNE-TV (Ch. 31) (simulcast)     NBC
                                                     WFFF-TV (Ch. 44) (LMA)           FOX

Radio Stations:

Market                    Market        Station     Format
-------------------       -------       -------     ---------------------
St. Louis, MO                 17        WRTH-AM     Adult Standards
                                        WIL-FM      Country
                                        KIHT-FM     70s Rock
Portland, OR                  24        KKSN-AM     Adult Standards
                                        KKSN-FM     60s Oldies
                                        KKRH-FM     70s Rock
Kansas City, MO               26        KCAZ-AM     Children's
                                        KCFX-FM     70s Rock
                                        KQRC-FM     Active Rock

                                        KCIY-FM     Smooth Jazz
                                        KXTR-FM     Classical
Milwaukee, WI                 28        WEMP-AM     60s Oldies
                                        WMYX-FM     Adult Contemporary
                                        WAMG-FM     Rhythmic Contemporary
Norfolk, VA                   33        WGH-AM      Sports Talk
                                        WGH-FM      Country
                                        WVCL-FM     60s Oldies
New Orleans, LA               38        WBYU-AM     Adult Standards
                                        WEZB-FM     Adult Contemporary
                                        WRNO-FM     70s Rock
Rochester, NY                 45        WBBF-AM     Adult Standards
                                        WBEE-FM     Country
                                        WKLX-FM     60s Oldies
                                        WQRV-FM     Classic Hits


     The transaction is expected to be financed entirely with bank borrowings. Under the terms of the agreement, Sinclair is required to divest KOKH-TV, Oklahoma City, prior to closing. The transaction is subject to FCC and Justice Department approval.

     Sinclair Broadcast Group, Inc. is one of the nation's largest broadcast groups, owning and/or providing programming services to 29 television stations in 21 separate markets, and owning, providing sales and programming services to, or having options to acquire, 34 radio stations in 8 separate markets. The television group reaches approximately 15% of U.S. television households and includes ABC, CBS, FOX, WB, and UPN affliliates. The radio group is one of the twenty largest groups in the United States.

     Sinclair Broadcast Group's Class A common stock is traded on the NASDAQ National Market System under the ticker symbol "SBGI."

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